NEW MILLENNIUM MEDIA INTERNATIONAL
                            SENIOR FINANCIAL OFFICERS
                                 CODE OF ETHICS

GENERAL PHILOSOPHY

The chief executive officer and the chief financial officer (collectively "Senior Financial Officers") are responsible for the integrity of New Millennium Media International ("NMMI") financial reporting and system of internal accounting and controls. The honesty, integrity and sound judgment of each Senior Financial Officer is fundamental to the reputation and success of New Millennium.

While all employees, officers, and directors are required to adhere to the NMMI Code of Ethics, the professional and ethical conduct of Senior Financial Officers is essential to the proper function and success of NMMI.

SENIOR FINANCIAL OFFICERS CODE OF ETHICS

To the best of their knowledge and ability, each Senior Financial Officer of NMMI must:

        (i)       Act with  honesty  and  integrity;  avoid  actual or  apparent
                  conflicts   of   interest   in   personal   and   professional
                  relationships.

        (ii)      Provide   colleagues  with   information   that  is  accurate,
                  complete, objective, relevant, timely and understandable.

        (iii) Comply with applicable laws, rules and regulations of federal, state, and local governments (both United States and foreign) and other appropriate private and public regulatory agencies.

        (iv) Act in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated.

        (v) Respect the confidentiality of information acquired in the course of employment.

        (vi) Share knowledge and maintain skills necessary and relevant to NMMI's needs.

        (vii) Proactively promote ethical and honest behavior within the NMMI environment.

        (viii) Assure responsible use of and control of all assets, resources and information of NMMI.


Each Senior Financial Officer is expected to adhere to the Code of Ethics for Senior Financial Officers at all times. The board of directors shall have the sole and absolute authority to approve any deviation or waiver from the Code of Ethics for Senior Financial Officers. Any waiver and the grounds for such waiver for a Senior Financial Officer shall be promptly disclosed through a filing with the Securities and Exchange Commission on Form 8-K. Additionally, any change of this Code of Ethics for Senior Financial Officers shall be promptly disclosed to shareholders.